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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-56280 of Nextel International, Inc. on Form S-8 and Registration Statement No. 333-56282 of Nextel International, Inc. on Form S-8 of our report dated February 15, 2001 (February 20, 2001 as to Note 7), which includes an explanatory paragraph relating to the adoption of Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," appearing in this Annual Report on Form 10-K of Nextel International, Inc. for the year ended December 31, 2000.



McLean, Virginia
April 2, 2001